ALLIED Life Financial Corporation
                               701 Fifth Avenue
                        Des Moines, Iowa  50391-2003







March 14, 1997









Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders, which will be held at 9:30 a.m., Central time, on Tuesday, May 13, 1997 at ALLIED Life Financial Corporation's offices at 701 Fifth Avenue, Des Moines, Iowa. The matters expected to be acted on at the meeting are described in detail in the attached Notice of the Annual Meeting and the Proxy Statement.

     At this year's meeting, I will review the Company's results of operations for 1996 and our plans for 1997 and beyond. Members of the Board of Directors, officers of the Company, and representatives of our independent auditors, KPMG Peat Marwick LLP, will be available to answer your questions.

     If you will be unable to attend this meeting, I ask you to complete the enclosed proxy and return it promptly. A pre-addressed, postage-paid envelope is enclosed. You may withdraw your proxy in writing at any time prior to the meeting by delivering a new proxy. If your schedule changes, you may revoke your proxy and vote your shares in person at the meeting.

John E. Evans



Chairman of the Board

                        ALLIED LIFE FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS








To the Stockholders of ALLIED Life Financial Corporation:

     The Annual Meeting of Stockholders of ALLIED Life Financial Corporation will be held Tuesday, May 13, 1997, beginning at 9:30 a.m., Central time, at the Company's offices at 701 Fifth Avenue, Des Moines, Iowa for the following purposes, all as set forth in the accompanying Proxy Statement:

     1. The election of two directors to serve for a three-year period until the 2000 Annual Meeting of Stockholders as set forth in the accompany-ing Proxy Statement.

     2. To act upon such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the 4th day of March, 1997, as the date of record for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE ENCOURAGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IMMEDIATELY. AN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THIS PURPOSE. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

                                          By order of the Board of Directors
                                                  George T. Oleson
                                                    Secretary


701 Fifth Avenue
Des Moines, Iowa 50391-2003
March 14, 1997

                       ALLIED LIFE FINANCIAL CORPORATION
                                701 Fifth Avenue
                           Des Moines, Iowa 50391-2003

                                 PROXY STATEMENT
                       1997 Annual Meeting of Stockholders
                                  May 13, 1997

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ALLIED Life Financial Corporation ("Company") of proxies from the holders of the Company's stock for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on May 13, 1997, and at any adjournment thereof. Proxy cards properly executed and received by the Company prior to the time of the Annual Meeting will be voted as directed. A stockholder voting by means of a proxy card has the power to revoke it at any time before the Annual Meeting by giving written notice of the revocation thereof to the Secretary of the Company, by filing with the Secretary another later dated proxy, or by attending the meeting and voting in person. The Annual Report to Stockholders for the fiscal year ended December 31, 1996 is enclosed. This Proxy Statement and the accompanying form of proxy were first sent to stockholders on or about March 14, 1997.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     Stockholders of record at the close of business on March 4, 1997, will be entitled to vote at the meeting. As of that date, the outstanding securities of the Company consisted of 4,503,599 shares of no par common stock ("Common
Stock"), 2,143,691 shares of no par 6.75% Series Preferred Stock, ("6.75% Preferred") and 108,014 shares of no par Series A ESOP Convertible Preferred Stock ("ESOP Preferred"). Each share of Common Stock, 6.75% Preferred, and ESOP Preferred is entitled to one vote on each matter submitted at the meeting. The Common Stock, 6.75% Preferred, and ESOP Preferred (collectively, the "Stock") will vote together on all matters contained in this Proxy Statement as one class. A majority of the outstanding shares will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. A proposal will be adopted or a director will be elected if the votes cast for the proposal or for the director equal a majority of the shares which are both represented at the meeting and entitled to vote on the subject matter. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     As of March 4, 1997, the following are the only stockholders known to management who may be deemed to beneficially own more than 5% of any class of the Company's voting securities:




                               Name and Address                       Amount and Nature             Percent        Percent of Total
Title of Class                of Beneficial Owner                  of Beneficial Ownership         of Class        Voting Securities
----------------              -------------------                  -----------------------         --------        -----------------

Preferred Stock

   6.75% Preferred          ALLIED Mutual                             2,143,691 shares(2)             95.2%                31.8%
                            Insurance Company (1)
                            701 Fifth Avenue
                            Des Moines, IA  50391-2000

  ESOP Preferred            State Street Bank and                       108,014 shares(3)              4.8%                 1.6%
                            Trust Company, Trustee
                            of The ALLIED Life
                            Financial Corporation
                            Employee Stock
                            Ownership Trust
                            200 Newport Avenue
                            North Quincy, MA  02171

Common Stock                ALLIED Mutual                             1,521,006 shares                 33.8%               22.5%
                            Insurance Company (1)
                            701 Fifth Avenue
                            Des Moines, IA  50391-2000

                                       3

                            Brinson Partners, Inc.                      377,000 shares (4)              8.4%                5.6%
                            209 South LaSalle
                            Chicago, IL 60604-1295

                            Brinson Trust Company                       109,306 shares(4)               2.4%                1.6%
                            209 South LaSalle
                            Chicago, IL 60604-1295

                            Fenimore Asset Management, Inc.             369,400 shares(5)               8.2%                5.5%
                            118 North Grand Street
                            P.O. Box 310
                            Cobleskill, NY  12043

                            Morgan Stanley Group Inc.                   336,000 shares(6)               7.5%                5.0%
                            1585 Broadway
                            New York, NY  10036
                            and
                            Miller Anderson & Sherrerd LLP
                            1 Tower Bridge Suite 1100
                            West Conshohocken, PA  19428

                            Wanger Asset Management, L.P.               318,000 shares(7)               7.1%                4.7%
                            227 West Monroe Street
                            Suite 3000
                            Chicago, IL  60606

                            Quest Advisory Corp.                        234,250 shares(8)               5.2%                3.5%
                            1414 Avenue of the Americas
                            New York, NY  10019

                            Quest Management Company                     40,000 shares(8)               0.9%                0.6%
                            1414 Avenue of the Americas
                            New York, NY  10019

-----------------------
(1) The Company and ALLIED Mutual Insurance Company ("ALLIED Mutual") are parties to a Stock Rights Agreement which expires in 2008. Under the Stock Rights Agreement, ALLIED Mutual is entitled to nominate and the Company is required to use its best efforts to cause the election or retention of a number of members of the Company's Board of Directors in proportion to ALLIED Mutual's percentage ownership of the total number of shares of the Company's voting stock outstanding at the time of nomination. In addition, the Company is required to elect to its Executive Committee at least one Company director who has been nominated by ALLIED Mutual but who is not an officer or employee of ALLIED Mutual, and the Company must limit the number of directors serving on the Executive Committee to five at any time. The Stock Rights Agreement restricts the ability of ALLIED Mutual to grant proxies to other than affiliated individuals and to solicit other stockholders of the Company. ALLIED Mutual also is prohibited from initiating or accepting a tender offer for shares of the Common Stock except under certain conditions. The Company has a right of first refusal with respect to any sale by ALLIED Mutual of the Common Stock, subject to certain exceptions, including a distribution of such stock to the public in a registered public offering or an offering pursuant to Rule 144. ALLIED Mutual has incidental registration rights and three demand registration rights with respect to the 6.75% Preferred and Common Stock owned by ALLIED Mutual. For a further description of the relationship between ALLIED Mutual and the Company, see "Certain Transactions and Relationships."
(2)  The 6.75% Preferred is voting stock so long as it is held by ALLIED Mutual.
(3) Shares reported as owned by the ESOP Trustee are also reported as beneficially owned by the executive officers. Allocated shares are voted by the ESOP Trustee in accordance with the direction of the ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP Trustee in the same percentage as the allocated shares as to which directions are received by the ESOP Trustee.
(4) Brinson Partners, Inc. (together with its affiliates Brinson Holdings, Inc., SBC Holding (USA), Inc., and Swiss Bank Corporation) filed a Schedule 13G with the Securities and Exchange Commission ("SEC") on February 12, 1987 indicating shared voting and dispositive power for 377,000 shares, beneficially owned as of December 31, 1996. Brinson Trust Company also filed a Schedule 13G with the SEC indicating sole voting and dispositive power for 109,306 shares.
(5) Fenimore Asset Management, Inc., an investment adviser, filed a Schedule 13G with the SEC on January 22, 1997 indicating shared voting and dispositive power for 369,400 shares, beneficially owned as of December 31, 1996.

                                       4

(6)  Morgan  Stanley  Group  Inc.  and Miller  Anderson  & Sherrerd  LLP filed a
     Schedule 13G with the SEC on February 14, 1997 indicating shared voting and dispositive power for 336,000 shares of Common Stock, beneficially owned as of December 31, 1996. Both parties are investment advisors.
(7)  Wanger Asset  Management,  L.P.  ("WAM"),  an investment  adviser,  filed a
     Schedule 13G with the SEC on February 14, 1997 indicating shared voting and dispositive power for 318,000 shares of Common Stock, beneficially owned as of December 31, 1996. Acorn Investment Trust, Series Designated Acorn Fund, filed a Schedule 13G with the SEC indicating that, as a client of WAM, it shared voting and dispositive power with WAM for 318,000 shares. Wanger Asset Management, Ltd. and Ralph Wanger each filed a Schedule 13G with the SEC indicating they shared voting and dispositive power with WAM.
(8)  Quest Advisory Corp. ("Quest") and Quest Management Company ("QMC") filed a
     Schedule 13G with the SEC on February 3, 1997 indicating sole voting and dispositive power for 234,250 and 40,000 shares, respectively, beneficially owned as of December 31, 1996. As members of a group with Quest and QMC, Charles M. Royce also filed a Schedule 13G with the SEC but disclaimed beneficial ownership of such shares held by Quest and QMC.


                        DIRECTORS AND EXECUTIVE OFFICERS

     The Company presently has five directors. The Company's articles of incorporation and bylaws provide for a Board of Directors of not less than three nor more than twenty-one members. The exact number of directors within such limits is fixed by the Board of Directors. The Board has set the current number of directors at five. The terms of the Board members are staggered with each member serving a three-year term. Executive officers of the Company are elected annually by the Board of Directors of the Company, and in some cases, by a subsidiary of the Company. Several persons whose activities are significant to the business of the Company are executive officers of the Company's subsidiaries. The Company's subsidiaries are ALLIED Life Insurance Company ("ALLIED Life"), ALLIED Life Brokerage Agency, Inc., and ALLIED Group Merchant Banking Corporation.

-------------------------------------------------------------------------------


                ITEM NO. 1--ELECTION OF TWO DIRECTORS UNTIL 2000

Two nominees for a three-year term ending 2000

     At the 1997 Annual Meeting, the stockholders will elect two members of the Board of Directors to serve until the 2000 Annual Meeting. Proxies received by management in response to this solicitation will be voted for the election of the nominees listed below, unless otherwise instructed on the proxy card. The nominees presently serve as members of the Board of Directors of the Company. Pursuant to the Stock Rights Agreement between the Company and ALLIED Mutual, Harold S. Evans was nominated by ALLIED Mutual to serve as a Director of the Company, and the Company is required to use its best efforts to cause his election. If you do not wish your shares to be voted for a particular nominee, please so indicate as provided on the proxy card.

     Harold S. Evans, age 64, has been a Director of the Company since 1993 and a director of ALLIED Life since 1965. He has been a director of ALLIED Group, Inc. since 1974 and a director of ALLIED Mutual since 1965, and he is also a member of the Board of Directors of certain other affiliates of the Company. He was employed by Aluminum Company of America beginning in 1955, serving as a Group Vice President-International until his retirement in 1989. Mr. Evans is a brother of John E. Evans, Chairman of the Board and a Director of the Company.

     George D. Milligan, age 40, has been a Director of the Company and ALLIED Life since 1993. For the past five years, Mr. Milligan has been President of The Graham Group, Inc., a Des Moines, Iowa based real estate development and property management company with activities in other areas, including property acquisition and sales, general contracting, and investments.

Required Stockholder Vote

     The affirmative vote of the holders of at least a majority of the shares of Stock of the Company represented at the Annual Meeting is required for approval of this proposal. ALLIED Mutual, as of March 4, 1997, owned approximately 54% of the outstanding voting stock of the Company. ALLIED Mutual intends to vote FOR the nominees.

The Board of Directors of the Company recommends a vote FOR the nominees.

Current directors whose terms expire in 1998

     James W. Callison, age 70, has been a Director of the Company since 1993 and a director of ALLIED Life since 1973. He has been a director of ALLIED Mutual since 1972 and a director of ALLIED Group, Inc. since 1974. He is also a member of the Board of Directors of certain other affiliates of the Company. Mr. Callison has been employed by Midwest Wheel Companies since 1948, serving as President since 1970. Pursuant to the Stock Rights Agreement, Mr. Callison was nominated by ALLIED Mutual to serve as a Director of the Company.

     Dennis H. Kelly, Jr., age 70, has been a Director of the Company and ALLIED Life since 1993. From 1958 to 1990, he practiced internal medicine in Des Moines, Iowa. He has been retired since 1990.
-------------------------------------------------------------------------------
Current director whose term expires in 1999

     John E. Evans, age 69, has been Chairman of the Board and a Director of the Company since 1993. He has been a director and Chairman of ALLIED Life since 1970, serving as President from 1965 to 1988. Mr. Evans has served as Chairman of the Board of ALLIED Group, Inc. since 1975, President of ALLIED Group, Inc. from 1975 to 1994, and has been a director of ALLIED Mutual since 1961. Mr.Evans also serves on the Board of Directors of other affiliates of the Company. Mr. Evans is a brother of Harold S. Evans, a Director of the Company. Pursuant to the Stock Rights Agreement and the Consulting Agreement with Mr. Evans, he was nominated by ALLIED Mutual to serve as a Director of the Company.

Meetings and Committees of the Board of Directors

     During 1996, there were five meetings of the Board of Directors. All directors attended more than seventy-five percent of the aggregate committee and Board meetings during 1996.

     The Board has established Executive, Audit, Investment, Compensation, and Coordinating Committees. The Company does not have a standing nominating committee, and the functions that are normally performed by such a committee are carried out by the Executive Committee. The Executive Committee will consider nominees recommended by stockholders. Such recommendations for nominees for election at the 1998 Annual Meeting should be submitted in writing to the Executive Committee in care of the Secretary of the Company, 701 Fifth Avenue, Des Moines, Iowa 50391-2003, no later than November 13, 1997.

     The Executive Committee members are John E. Evans, James W. Callison, and Harold S. Evans. The Executive Committee has the authority, with certain exceptions, to exercise the powers of the full Board of Directors. The Board of Directors reviews and approves the minutes of all meetings of the Executive Committee. The Executive Committee met two times in 1996.

     The Audit Committee members consist of outside directors Dennis H. Kelly, Jr. and George D. Milligan. The Committee selects and retains the Company's independent certified public accountants and approves the staffing and budgets of the internal audit department. Both the internal auditors and the independent certified public accountants periodically meet with the Audit Committee and have access to the members of the Committee. The Audit Committee met two times in 1996.

     The Investment Committee is a committee authorized to direct and approve investment activities of the Company. The members of the Investment Committee are John E. Evans, Harold S. Evans, and James W. Callison. The Investment Committee met ten times in 1996.

     The Compensation Committee of the Board has the authority to establish all compensation and benefits for all of the executive officers and employees of the Company and its subsidiaries. The members of the Compensation Committee, Harold
S. Evans and James W.Callison, met eight times in 1996.

     The Coordinating Committee is a committee responsible for matters involving actual or potential conflicts of interest, if and when they arise, between the Company, ALLIED Mutual, and ALLIED Group, Inc. The Company committee members, Dennis H. Kelly, Jr. and George D. Milligan, are outside directors of the Company who are not also members of the Board of Directors of ALLIED Mutual or ALLIED Group, Inc. The Coordinating Committee did not meet in 1996.

Compensation of the Members of the Board of Directors and the Director Purchase Plan

     Directors who are not officers or employees of the Company received an annual retainer in 1996 of $20,000 plus expenses incurred in attending Board meetings. Directors were also paid $1,000 per Board meeting and $750 per committee meeting. Directors who are executive officers of the Company do not receive any fees in addition to their remuneration as officers. The annual retainer is split among the Company, ALLIED Mutual, and ALLIED Group, Inc. for James W. Callison, Harold S. Evans, and John E. Evans (each of whom are also directors of ALLIED Mutual and ALLIED Group, Inc.), and many of the meeting fees are also split for these three individuals in the event the companies have meetings on the same day. In addition, George D. Milligan receives from the Company $750 per committee meeting for sitting as a Company representative and nonvoting member of the ALLIED Mutual Contributions Committee.

     The Company's directors who are not employees or officers of the Company may elect to receive all or a portion of their director fees in the form of Common Stock obtained under the ALLIED Life Financial Corporation Outside Director Stock Purchase Plan ("Director Purchase Plan"). Under the Director
Purchase Plan, a participant may not purchase Common Stock with a fair market value of more than $25,000 per calendar year. The price per share paid to the Company is 100% of the fair market value of shares of Common Stock. The director fees that are withheld are applied to 85% of the price per share, with the remainder being paid proportionally by the Company, its subsidiaries, ALLIED Mutual, and/or the majority-owned subsidiaries of ALLIED Mutual to whom the participant's director fees are allocated. A participant may not dispose of the Common Stock purchased under the Director Purchase Plan for a period of one year from the purchase date. An Administrative Committee composed of employees of the Company or its subsidiaries administers the Director Purchase Plan. During 1996, the following directors participated in the Director Purchase Plan purchasing the number of shares and receiving the dollar value of discount for all shares purchased as indicated: James W. Callison, 311 shares, $953; Harold S. Evans, 311 shares, $953; John E. Evans, 768 shares, $2,127; and George D. Milligan, 1,287 shares, $3,749.

     John E. Evans has a Consulting Agreement with the Company, ALLIED Mutual, and ALLIED Group, Inc. pursuant to which he performs certain services for the companies until such agreement is terminated by Mr. Evans or the companies. Mr. Evans is to be paid an annual fee of $250,000 which is to be prorated among the Company, ALLIED Mutual, and ALLIED Group, Inc. The Company's portion of the fee for 1996 was $6,875. ALLIED Mutual agreed to nominate Mr. Evans for re-election to the Board of Directors of the Company in accordance with ALLIED Mutual's nomination rights under the Stock Rights Agreement between ALLIED Mutual and the Company.

Executive Officers

     The  following   are  the  executive   officers  of  the  Company  and  its
subsidiaries.

     Samuel J. Wells, age 50, has been President of the Company since 1993 and President of ALLIED Life since 1988. Previously, he was Vice President and General Manager of Farm Progress Insurance Services, Inc. a subsidiary of Capital Cities/ABC Inc., where he had been employed since 1984. Farm Progress Insurance Services, Inc. has had a relationship with ALLIED Life as an independent marketing organization since 1984. Prior to that, Mr. Wells was with Farm Bureau of Michigan and Volunteer State Life Insurance Company of Chattanooga, Tennessee.

     Wendell P. Crosser, age 37, has been Vice President and Treasurer of the Company and ALLIED Life since 1993. Previously, he had been Assistant Vice President of ALLIED Group, Inc. since 1990 and held various accounting positions with ALLIED Group, Inc. since being employed there in 1987. From 1981 to 1987, Mr. Crosser was employed by KPMG Peat Marwick LLP. Mr. Crosser is a Certified Public Accountant.

     Donald J. Iverson, age 41, has been Vice President and Chief Actuary of ALLIED Life since 1995. Mr. Iverson joined the Company as a financial actuary in 1993 and was previously Vice President and Actuary with Employers Modern Life Company from 1990 to 1993. Prior to 1990, he was First Vice President and Actuary for Integrated Resources Life Insurance Company and Second Vice President and Product Actuary for General American Life Insurance Company. Mr. Iverson is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries.

     Joseph P. Ross, age 34, has been Vice President, Marketing of ALLIED Life since 1996. Previously, he was Vice President with Life Partners Group in Englewood, Colorado, where he held various positions since 1991. Prior to that he was with Merrill Lynch Life Agency, Northbrook, Illinois, Insurance Associates, Inc., Dyersville, Iowa, and Independent Agent Center, Dyersville, Iowa.

     Thomas F. Van Fossen, age 53, has been Vice President of ALLIED Life since 1993. Previously, he was Vice President with Chubb LifeAmerica, where he had held various positions since 1984. Prior to that, Mr. Van Fossen was with Volunteer State Life Insurance Company of Chattanooga, Tennessee and Protective Life of Columbus, Ohio.

     William D. Whitsell, age 33, has been Vice President of Underwriting of ALLIED Life since 1996. Previously, he was the Chief Underwriter with Life USA Insurance Company from 1991 to 1995 and held various underwriting positions with ITT Life Insurance Company prior to 1991.

     John S.  Duffy,  age 41,  has been Vice  President/Administration  of
ALLIED Life since 1990. Previously, Mr. Duffy was Vice President, Treasurer, and a Director of Integrated Resources Life Insurance Company since 1987.

     George T. Oleson, age 49, has been Secretary of the Company, ALLIED Life, ALLIED Group, Inc., and ALLIED Mutual since 1993.Previously, Mr. Oleson was Assistant Secretary of such companies (except for the Company) since 1987. He also serves as Corporate Counsel for the Company and ALLIED Group, Inc. and their affiliates.


             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     As of January 31, 1997, the directors, the executive officers named in the Summary Compensation Table, and the directors and executive officers as a group beneficially owned shares of the ESOP Preferred and Common Stock as set forth below. The issued and outstanding Common Stock, ESOP Preferred, and 6.75% Preferred as of January 31, 1997 was 4,497,365 shares, 113,125 shares, and 2,143,691 shares, respectively.

                                            Amount and Nature of
                                           Beneficial ownership (1)                                  Percent of Class (1)
                                           -----------------------                                  ---------------------

                                      ESOP                         Combined      Preferred
Name of Beneficial Owner           Preferred (2)  Common Stock      Classes        Stock       Common Stock     Combined Classes
-------------------------          ---------      ------------      --------     ----------    ------------     ----------------
James W. Callison                      -0-           4,488           4,488          -0-            *                   *
Harold S. Evans                        -0-          17,862          17,862          -0-            *                   *
John E. Evans                          -0-          29,442          29,442          -0-            *                   *
Dennis H. Kelly, Jr.                   -0-          12,096          12,096          -0-            *                   *
George D. Milligan                     -0-           5,766           5,766          -0-            *                   *
Samuel J. Wells                      9,110          57,427 (3)      66,537 (3)       *           1.3%                  *
Wendell P. Crosser                   7,454          19,965 (3)      27,419 (3)       *             *                   *
Donald J. Iverson                    1,168             263           1,431           *             *                   *
Thomas F. Van Fossen                 1,710          12,701 (3)      14,411 (3)       *             *                   *
All Directors and
  Executive Officers
  as a Group (13 persons)           21,658         166,487 (3)     188,145 (3)       *            3.7%                2.8%

(1) Except as noted, all persons have sole voting and investment power with respect to the shares reported; asterisks indicate ownership of less than 1%.
(2) Shares reported as beneficially owned by executive officers are also reported as owned by the ESOP Trustee. Allocated shares are voted by the ESOP Trustee in accordance with the direction of the ESOP participant. Generally, unallocated shares and allocated shares as to which no direction is made by the participant are voted by the ESOP Trustee in the same percentage as the allocated shares as to which directions are received by the ESOP Trustee.
(3) Includes the following number of shares which the following persons have the right to acquire within 60 days of January 31, 1997 pursuant to stock options granted under the ALLIED Life Financial Corporation Long-Term Management Incentive Plan and the Executive Stock Option Plan: Mr. Wells, 20,766 shares; Mr. Crosser, 10,133 shares; Mr. Van Fossen, 10,757 shares; and all executive officers as a group, 46,657 shares.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company (the "Committee") is responsible for establishing and administering the compensation policies which govern annual compensation, stock ownership programs, and employee benefit programs for the executive officers as well as other employees of the Company and its subsidiaries. Since the Company is a holding company without operations, corporate performance and compensation policies are highly dependent upon the operation of ALLIED Life, its principal subsidiary.

Compensation Criteria

     In  making  compensation   determinations,   the  Committee  considers  and
endeavors to attain the following goals:

     1) attract and retain highly qualified and motivated executive officers and employees,
     2) encourage and reward achievement of annual and long-term financial goals and operating plans of the Company, and
     3) encourage executive officers and employees to become stockholders with interests aligned with those of other stockholders.

     The Committee's policy with regard to the compensation of executive officers is to meet the foregoing goals through a combination of base salary, annual bonus, stock ownership, and other benefits with a particular focus on encouraging executive officers to attain individual performance goals that are designed to favorably impact overall Company performance.

Compensation Components

     The basic components of compensation for executive officers, including those individuals listed in the Summary Compensation Table, are in four areas:

     Base Salary: The Committee sets salary ranges annually which are intended to reflect the median level of base pay for comparable positions at companies of similar size and complexity. The Committee reviews salary survey data provided by independent survey consultants including an annual survey provided by the Life Office Management Association, an industry trade association whose survey covers a wide cross-section of stock and mutual life insurance companies. Based on the scope and responsibility of the position in the survey compared to the scope and responsibility of the position at the Company, the Committee determines whether the officer's salary range should be set above or below the median level of the industry. To determine the level of a specific salary within its range, the Committee considers management input regarding the officer's length of service in the position, experience, and management skills in handling short and long range issues. In addition, the Committee reviews the officer's performance during the prior year measured against predetermined corporate and individual plans and objectives approved by the Board.

     Annual Bonus: The Committee believes that a significant portion of management's annual cash compensation should be variable ("at risk") and tied to the Company's financial results. The Short Term Management Incentive Compensation Plan (the "Short Term Plan") is administered by the Committee which annually establishes goals for fully-diluted operating earnings per share ("EPS") and growth. Depending upon attainment of Short Term Plan goals for 1996, participants may receive a bonus amount equal to 6-15% of base salary if the minimum EPS goal is attained, and up to 24-60% of base salary if both EPS and growth goals are maximized. Growth is measured as the percentage increase in GAAP insurance revenues (excluding single premium annuities with life contingencies) plus 2% of first year annuity premiums. The goals are established annually by the Committee. Goals are set to significantly exceed expected growth performance of the industry. The potential total award is weighted so that 75% of the award may come from attainment of EPS goal and 25% from attainment of the growth goal. No incentive for growth is given if the minimum EPS target is not met. The Committee may use its discretion to modify a portion of a participant's award, either upward or downward, based on management's recommendation of the participant's contribution to the achievement of goals. The annual bonus for marketing executives of the Company is dependent solely upon the attainment of growth goals.

     Stock Ownership: The Committee believes that a fundamental goal of executive compensation is to encourage and create opportunities for long-term executive stock ownership. Stock ownership guidelines for officers were established by the Committee in 1994. Under the guidelines by the year 2004, the following ownership levels of Company Common Stock should be attained:

                   President                       50,000 - 75,000 shares
                   Key Vice Presidents             20,000 - 35,000 shares
                   Other Vice Presidents            5,000 - 10,000 shares

     In 1994 stockholders approved the Long-Term Management Incentive Plan (the "Long-Term Plan") which provides for the award of stock options (nonqualified and incentive stock options), stock appreciation rights ("SARs"), and shares of restricted stock. The Committee encourages ownership of Company stock through the grant of options to participants in the Long-Term Plan. In determining who will participate and the amount of awards, the Committee selects key management employees, and based on their position, salary, performance, and previous grants, the Committee determines the amount of awards to be given to each participant. Generally, the amount increases with the level of position. The Committee intends to make grants on an annual basis and establish a vesting schedule at each grant date. The 1996 option and SAR grants vest in 25% increments on the second, third, fourth, and fifth anniversary of the grant date. In 1996, a combination of 16,125 options and SARs were awarded to nine executive officers, and 139,717 shares remain available for award.

     In 1996, 1,355 shares of restricted stock, also available under the Long-Term Plan, were awarded by the Committee to satisfy the award which otherwise would have been payable in cash under the Performance Unit Plan ("PUP") which was terminated in 1994. The restricted stock will vest 25% each year in years 1998, 1999, 2000 and 2001. The restricted stock awarded by the Committee in 1996 completely satisfied all PUP obligations.

     The Committee granted 13,250 shares subject to option in 1996 under the Executive Stock Option Plan with shares vesting one-third each year beginning in 1999. Other participants in that plan have options which vest one-third each year from the date of grant. There remain 13,400 shares available for future grants.

     Employee Benefits: The Company offers benefit plans such as vacation, medical, life and disability insurance to executive officers on the same basis as offered to all employees. In keeping with the Company's commitment to align employee interests with those of stockholders, employees may acquire shares of stock through the Employee Stock Purchase Plan ("ESPP"), and all eligible employees are allocated shares through the Employee Stock Ownership Plan ("ESOP"). The ESPP allows employees to purchase stock at 85% of its fair market value, and the ESOP is discussed in note 5 to the Summary Compensation Table in this Proxy Statement. Executive officers are eligible for these programs on the same basis as other employees.

PRESIDENT'S COMPENSATION

     The rules of the Securities and Exchange Commission require a discussion of the CEO compensation. Since the Company does not have an elected CEO, this Report will focus on the compensation of the President who acts in a similar capacity. The compensation of the President includes the above four components.

     In addition to the subjective considerations of Mr. Wells' leadership and effectiveness in dealing with major corporate challenges and opportunities, the Committee considers the financial performance of the Company and the performance of the stock price in determining his total compensation. In March of 1996, the Committee increased Mr. Wells' base salary by 9% based on three factors: (1) the growth and complexity of the Company, (2) his performance achieving profit and production goals in 1995, and (3) positioning the Company for future growth and profit. Results for the year 1996 included operating earnings per share of $1.37 and a growth rate of 4.7% in GAAP insurance revenues. The Company did not meet its earnings goal for 1996 due to lower production and an additional charge of $0.42 per share relating to unlocking adjustments to deferred policy acquisition costs associated with deferred annuities. Therefore, Mr. Wells did not qualify for an annual bonus award for 1996. In March of 1996, the Committee granted to Mr. Wells 4,000 shares subject to option and 700 shares subject to SARs under the Long-Term Plan. Mr. Wells also was awarded 603 shares of restricted stock in 1996 to satisfy the award which otherwise would have been payable in cash under the Performance Unit Plan which was terminated in 1994.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code (the "Code") generally limits to $1 million per individual per year the federal income tax deduction for compensation paid by a publicly-held company to the company's chief executive officer and its other four highest paid executive officers. Compensation that qualifies as performance-based compensation for purposes of Section 162(m) is not subject to the $1 million deduction limitation. Options and stock appreciation rights granted under the Long-Term Plan and options granted under the Executive Stock Option Plan satisfy the requirements for performance-based compensation. The Committee presently does not intend to seek to qualify other components of the Company's incentive compensation for executive officers as performance-based compensation under Section 162(m) of the Code, such as the Short Term Plan. However, the Committee currently does not anticipate that any executive officer will be paid compensation from the Company in excess of $1 million in any year (including amounts that do not qualify as performance-based compensation under the Code), and accordingly, the Committee anticipates that all amounts paid as executive compensation will be deductible by the Company for federal income tax purposes.

COMPENSATION COMMITTEE
         James W. Callison
         Harold S. Evans

                             STOCK PERFORMANCE GRAPH


     The following graph compares the cumulative stockholder return (assuming reinvestment of dividends) to the holders of Common Stock, a broad equity market index (Index for NASDAQ Stock Market), and a peer group index (Index for NASDAQ Insurance Stocks), during the period beginning November 17, 1993 (date Company went public) and ending December 31, 1996. The stock performance graph assumes $100 was invested on November 17, 1993. The lines represent monthly index levels derived from compounded daily returns that include all dividends. The indexes are reweighted daily, using the market capitalization on the previous trading day. If the monthly interval (based on the fiscal year end) is not a trading day, the preceding trading day is used.





































Symbol                                                        11-17-93       12-31-93     12-30-94      12-29-95       12-31-96
------                                                        --------       --------     --------      ----------     ---------
           Company                                               100            100.2         113.1        145.4         142.0
           NASDAQ Stock Market (U.S. Companies)                  100            102.0          99.7        141.0         173.5
           NASDAQ Insurance Stocks                               100             99.9          94.1        133.6         152.3
           (SIC 6310-6319, 6330-6339,
            U.S. and Foreign Companies)


            COMPENSATION OF EXECUTIVE OFFICERS

     All employees of the Company and its subsidiaries are employed by ALLIED Life. For the years indicated, the following table shows the compensation earned by Samuel J. Wells (President of the Company) and the other most highly compensated executive officers of the Company earning more than $100,000 in annual salary and bonus for services rendered in all capacities to the Company and its subsidiaries during 1994, 1995, and 1996.


                           Summary Compensation Table
                                                                                                                     All Other
                                                    Annual Compensation            Long-Term Compensation Awards     Compensation(5)
                                                    -------------------     --------------------------------------  ---------------

                                                                           Restricted          Securities
          Name and                                                            Stock            Underlying
     Principal Position        Year         Salary (1)       Bonus (2)       Awards (3)        Options/SARs(4)
------------------------      ------        ----------    -------------      ----------        ---------------
Samuel J. Wells                1996         $  184,536        -0-             $  10,400             4,700             $  10,500
    President                  1995            168,847    $   61,547             19,200             4,700                10,500
                               1994            157,230        86,400             -0-                4,700                10,500

Wendell P. Crosser             1996           $119,709          -0-           $   6,100             2,850               $10,500
    Vice President and         1995            108,961    $   37,364             11,200             2,850                10,500
    Treasurer                  1994            100,077        49,000             -0-                2,850                10,500

Donald J. Iverson              1996         $  104,124          -0-              -0-               16,100                $7,578
   Vice President and          1995             95,446    $   22,269 (6)         -0-                  875                 6,114
   Chief Actuary of            1994             83,565         6,243 (6)         -0-                  -0-                 5,080
   ALLIED Life

Thomas F. Van Fossen           1996         $  115,228    $   19,346             -0-                2,850                $9,000
    Vice President and         1995            126,194        32,200             -0-                2,850                 9,000
    Chief Marketing Officer    1994            120,000        52,000             -0-                2,850                 9,000

(1) Includes 401(k) deferred compensation pursuant to the ALLIED Group, Inc. Savings and Investment Plan.
(2) Amounts shown were earned in the year indicated but paid in the following year. Payments were made pursuant to the ALLIED Life Financial Corporation Short Term Management Incentive Compensation Plan, the Management Employee Incentive Plan, Vice President Sales Plan, and/or Regional Vice President Plan.
(3)  Awards of  restricted  stock  were made to  satisfy  obligations  under the
     Long-term Management Incentive Compensation Plan (also known as the Performance Unit Plan) which was discontinued in 1994. For the three-year performance period ending in 1995, shares of restricted stock were awarded in 1996 to satisfy prorated cash awards to which the participants were entitled. The restricted stock will vest 25% on 3-1-98, 50% on 3-1-99, 75% on 3-1-2000, and 100% on 3-1-2001. Dividends are paid on the restricted stock awarded to participants. The number and value of the aggregate restricted stock holdings at the end of 1996 are as follows (using a market value of $17.375 per share): Mr. Wells, 603 shares, $10,477; Mr. Crosser, 354 shares, $6,151. Mr. Iverson became an employee of ALLIED Life on December 30, 1993 and therefore was ineligible to receive any restricted stock awards. Mr. Van Fossen became an employee of ALLIED Life and an officer of the Company on November 5, 1993 and therefore was ineligible to receive any restricted stock awards.
     (4) See "Option/SAR Grants in Last Fiscal Year" for a description of the terms and conditions of the option and SAR grants.
     (5)Amounts  shown in the table reflect  contributions made by the
     Company under the Employee Stock Ownership Plan ("ESOP"), which is a defined contribution retirement plan covering all eligible Company employees. The amount of employer contribution is based on a percentage of annual pay (capped at $150,000) and calculated as follows: less than 6 years of service, 6% of pay; 6 years but less than 11 years, 7% of pay; 11 years but less than 21 years, 8% of pay; and for 21 years or more, 9% of pay.
(6) Mr. Iverson was a participant in the Management Employee Incentive Plan for years 1994 and 1995, and also was a participant in the Short Term Management Incentive Compensation Plan for 1995. Amounts shown were earned in the year indicated but paid in the following year.

                      Option/SAR Grants in Last Fiscal Year

     The following table summarizes certain information regarding options and SARs granted during 1996 to the named executive officers.

                                                              Individual Grants
                               --------------------------------------------------------------------------         Potential
                                                                                                              Realizable Value at
                                                                                                                Assumed Annual
                                                                                                              Rates of Stock Price
                                                                                                                Appreciation
                                                                                                             for Option Term (3)
                                                                                                             ---------------------

                                        Number of                % of Total
                                       Securities               Options/SARs
                                       Underlying                Granted to     Exercise or
                                      Options/SARs              Employees in       Base       Expiration
     Name                               Granted                  Fiscal Year    Price ($/Sh)     Date            5%($)        10%($)
----------------              ------------------------------     -----------    -----------    ---------       ----------   --------
Samuel J. Wells                4,000 (options)/700 (SARs)(1)           16%       $17.625       3/22/2006    $    9,733   $   87,900
Wendell P. Crosser             2,500 (options)/350 (SARs)(1)          9.7%       $17.625       3/22/2006    $    5,903   $   53,303
Donald J. Iverson             15,750 (options)/350 (SARs)(2)         54.8%       $17.625       3/22/2006    $  152,770   $  425,492
Thomas F. Van Fossen           2,500 (options)/350 (SARs)(1)          9.7%       $17.625       3/22/2006    $    5,903   $   53,303

(1) These options and SARs will vest and become exercisable as follows: 25% as of 3/22/98; 50% as of 3/22/99; 75% as of 3/22/2000; and 100% as of
     3/22/2001. The options and SARs are independent of each other and were granted as indexed options and indexed SARs. Accordingly, the exercise price will increase over the $17.625 per share at a rate of 8% per year, such increase to commence two years from the date the option or SAR vests.
(2) Mr. Iverson received 2,500 options and 350 SARs with features as described in footnote 1 above. In addition, Mr. Iverson received 13,250 options which will vest and become exercisable as follows: 33-1/3% as of 3/22/99; 66-2/3% as of 3/22/2000; and 100% as of 3/22/2001.
(3) These amounts represent assumed rates of stock price appreciation of 5% and 10% which are specified in applicable federal securities regulations. The actual value, if any, an executive officer may realize depends on the market value of the Common Stock at a future date. There is no assurance that the value realized by an executive officer will be at or near the values set forth in the table.

   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option Values

     The following table summarizes certain information regarding options exercised during 1996 and presents the value of unexercised options and SARs held at December 31, 1996. The SARs entitle the participant to receive payment from the Company solely in cash.

                                                                              Number of Securities                Value of
                                                                                   Underlying                   Unexercised
                                                                                   Unexercised                  In-the-Money
                                                                                  Options/SARs                  Options/SARs
                                                                                    at FY-End                   at FY-End (1)
                                                                               -------------------              -----------------

                              Shares
                             Acquired                                            Exercisable (E)/             Exercisable (E)/
     Name                   on Exercise            Value Realized                Unexercisable (U)            Unexercisable (U)
------------------          -----------      ---------------------------       --------------------    ----------------------------
Samuel J. Wells                 -0-                      -0-                   18,941(E)/48,459 (U)    $  100,779 (E)/$  216,845 (U)
Wendell P. Crosser              624         $4,485 (options)/$625 (SARs)        8,883(E)/25,606 (U)    $   47,746 (E)/$  111,179 (U)
Donald J. Iverson               -0-                      -0-                      -0-(E)/16,975 (U)    $      -0- (E)/$    1,093 (U)
Thomas F. Van Fossen            -0-                      -0-                    9,594(E)/25,606 (U)    $   50,945 (E)/$  111,179 (U)

(1) Values are calculated by determining the difference between the fair market value of the Common Stock and the exercise price of the options and SARs on the exercise date or at fiscal year end, as appropriate. The fair market value (average of the high and low as reported on NASDAQ) as of December 31, 1996 was $17.375 per share.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the reports, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with, except for John Duffy who filed a late Form 4 for June 1996 due to a QUADRO transaction.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

Joint Marketing Agreement

     ALLIED  Life is a party  to the  ALLIED  Group  Joint  Marketing  Agreement
("JMA") with ALLIED Mutual and the property-casualty subsidiaries of ALLIED Group, Inc. The JMA requires ALLIED Mutual and the ALLIED Group, Inc. property-casualty subsidiaries to promote to their customers and agents the sale of the products of ALLIED Life. The JMA provides for payment by ALLIED Life to AMCO Insurance Company (as pool administrator for the property-casualty affiliates) of an annual access fee of $100,000 plus an annual new production incentive fee ("NPIF"), calculated based on the percentage increase from the preceding year's production credit premiums for ALLIED Life produced by the independent property-casualty agencies representing the property-casualty affiliates of ALLIED Group, Inc. and ALLIED Mutual ("ALLIED agencies"). The annual NPIF is not payable unless production credit premiums increase by at least 10% over the prior year and is capped at an increase of 25% over the prior year. The JMA also provides for joint systems development, including joint data bases of customers and agents, multiple account billing systems, marketing plans and promotions, and other systems to be developed. Development costs are to be allocated on a mutually agreeable basis reflecting projected and actual utilization of the systems. For the year ended December 31, 1996, the fees and expenses incurred by ALLIED Life under the JMA totaled $165,251.

     The JMA continues to the year 2008 and continues thereafter subject to termination on two years notice given by any party. The JMA contains non-compete provisions structured along product lines which are applicable during the term of the JMA and for a period of ten years thereafter. Such non-compete provisions prevent ALLIED Mutual and the property-casualty companies of ALLIED Group, Inc. from selling life insurance or annuities in the states where ALLIED Life now sells these life products (or on termination of the JMA, any states where the life insurance and annuity products are sold by ALLIED Life). ALLIED Mutual and the property-casualty companies, which are not licensed to sell life insurance or annuity products, do not operate in all the states in which ALLIED Life operates. The JMA non-compete also prevents ALLIED Life from offering property-casualty products in states in which ALLIED Mutual and the property-casualty companies of ALLIED Group, Inc. now operate.

     In the event of a change of control of the Company or ALLIED Life (whenever ownership of 50% or more of the voting stock is acquired by an unaffiliated party), ALLIED Mutual or the ALLIED Group, Inc. property-casualty subsidiaries may (i) terminate it upon six months notice; (ii) extend the term for up to ten additional years beyond 2008; or (iii) allow the JMA to continue in effect without change. Those three rights are also given to the Company or ALLIED Life in the event of a change in control of ALLIED Group, Inc. or any of its property-casualty subsidiaries. Disputes are to be resolved by a Coordinating Committee made up of the two members of each of the coordinating committees of the Company, ALLIED Group, Inc., and ALLIED Mutual. Decisions of the Coordinating Committee must be unanimous and are binding on the parties. If the Coordinating Committee fails to resolve an issue, it would be submitted to arbitration. In arbitration, one arbitrator will be appointed jointly by ALLIED Mutual and the property-casualty insurance affiliates and a second arbitrator will be appointed by the Company. Both arbitrators so selected will jointly select a third arbitrator.

Intercompany Operating Agreement

     The Company and its subsidiaries are parties to the Intercompany Operating Agreement ("IOA") with ALLIED Group, Inc., ALLIED Mutual, and each of their respective subsidiaries. The IOA provides for the continued availability of office space, marketing services, agency forces, and computer and other facilities generally in the manner they have been provided to affiliates in the past. The IOA extends through December 31, 2004 and continues thereafter subject to any party providing two years notice that such party intends to cease participation. In the event of a change of control (whenever ownership of 50% or more of the voting stock of the Company or ALLIED Group, Inc. is acquired by a nonaffiliated party) of the Company or ALLIED Group, Inc., the other party or ALLIED Mutual may (i) terminate it upon six months notice; (ii) extend the term for up to ten additional years beyond 2004; or (iii) allow the IOA to continue in effect without change. The IOA contains a covenant not to compete that binds each of the Company, ALLIED Group, Inc. and ALLIED Mutual not to engage in a business that competes with the products or markets of any other party or such party's subsidiaries for the term of the IOA and five years thereafter. Any disputes regarding the use or occupancy of facilities or the terms on which property is leased or used are to be referred to the Coordinating Committee for resolution. Decisions of the Coordinating Committee must be unanimous and are binding on the parties. If an issue is not resolved by the Coordinating Committee, it will be submitted to arbitration. In such arbitration, each party to the dispute selects one arbitrator, and if such dispute involves only two parties, such arbitrators select a third arbitrator.

     Rental expense for office space allocated to the Company by ALLIED Mutual amounted to $253,248 for the year ended December 31, 1996. ALLIED Life receives certain services from the human resources department of ALLIED Group, Inc., which include but are not limited to maintaining employment documents, administering payroll and employee benefits, keeping related records, placing employees, and providing termination counseling and processing. For such services, ALLIED Life pays a fee to ALLIED Group, Inc. based upon a percentage of the Company's gross payroll. Also included in this fee is an amount that represents ALLIED Life's share of the net periodic post-retirement benefit cost for the ALLIED Group, Inc. medical plan. The fee incurred by ALLIED Life totaled $156,327 for the year ended December 31, 1996.

Management Information Services Agreement

     The Company, ALLIED Life, and other affiliated companies are parties to a Management Information Services Agreement ("MIS") with AMCO Insurance Company ("AMCO"), which is a wholly-owned subsidiary of ALLIED Group, Inc. Under the terms of the MIS, AMCO provides certain computer services, printing, equipment leasing, and mail and communication services to ALLIED Life on a fee basis. The annual fee is subject to renegotiation throughout the term of the MIS. The MIS terminates on December 31, 2004 and has an extension provision and a change of control provision similar to that in the IOA described above. Any disputes under the MIS are to be referred to the Coordinating Committee for resolution. Decisions of the Coordinating Committee must be unanimous and are binding on the parties. If an issue is not resolved by the Coordinating Committee, it will be submitted to arbitration. In such arbitration, each party to the dispute selects a party arbitrator (and if such dispute involves only two parties, such arbitrators select a third arbitrator), provided that if there are more than three parties to a dispute, each of ALLIED Mutual, ALLIED Group, Inc. and the Company appoints an arbitrator. For the year ended December 31, 1996, the fees incurred by the Company, ALLIED Life, and their subsidiaries under the MIS totaled $863,231.

Other Arrangements and Transactions

     The Company and ALLIED Mutual are parties to a Stock Rights Agreement, which is described in note 1 to the table in "Voting Securities and Principal Stockholders." The Company and John E. Evans, Chairman and a Director, are parties to a Consulting Agreement which is described under "Compensation of the Members of the Board of Directors and the Director Purchase Plan."

     The Company and its affiliates pool their excess cash into a short-term investment fund pursuant to the Intercompany Cash Concentration Fund Agreement. The fund, administered by AID Finance Services, Inc. (an affiliate of the Company), also issues short-term loans (30 days or less) to affiliated companies in accordance with the current intercompany borrowing policy. The Company and its affiliates pay to AID Finance Services, Inc. a management fee (5 basis points of invested assets) which is offset against investment income. At December 31, 1996, $794,687 was invested in the fund, which is carried as a short-term investment. Interest earned from the fund during 1996 was $74,058.

     ALLIED Life earned premiums from ALLIED Group, Inc. for term life insurance on its employee group in the amount of $451,745 in 1996.

     The Company and its subsidiaries have from time to time borrowed funds from affiliates as needed on an arms length basis. During 1996, the Company entered into a note payable agreement with ALLIED Mutual. At December 31, 1996, the outstanding balance of the note payable was $1,617,348, and in 1996 the Company incurred interest expense of $44,084.

     On January 2, 1996, State Street Bank and Trust Company, as ESOP Trustee, purchased 14,787 shares of ESOP Preferred from the Company for $18.13 per share.

     During 1996, directors and executive officers of the Company purchased life insurance or annuities from the Company's subsidiaries on terms comparable to those offered in the normal course of business to nonaffiliated customers.

                                OTHER BUSINESS

     The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those which have been discussed above. However, if any matters properly come before the meeting, or any adjournment thereof, it is intended that the persons named in the enclosed Proxy will vote on such matters in their discretion.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP, 2500 Ruan Center, Des Moines, Iowa 50309, were the auditors for the Company for the year ended December 31, 1996.

     The Audit Committee of the Board of Directors of Company approved in advance, or has subsequently approved, all audit and non-audit related services provided by KPMG Peat Marwick LLP and also considers the possible effect of such services on the auditors' independence. Audit services performed by KPMG Peat Marwick LLP for the year ended December 31, 1996 consisted of the examination of the financial statements of the Company and its consolidated subsidiaries, assistance and consultation concerning Securities and Exchange Commission filings, and consultation in connection with various audit-related accounting matters.

     A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting on May 13, 1997. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of the stockholders.

                                  SOLICITATION

     The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, the Company may request banks, brokers, and other custodians, nominees, and fiduciaries to send proxy materials to beneficial owners and to request voting instructions, if any. The Company reimburses them for their expense in so doing. Officers and employees of the Company may solicit proxies personally or by mail, telephone, or telegraph at no additional compensation.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the Company's Proxy Statement for the Company's Annual Meeting of Stockholders to be held in 1998, stockholder proposals must be received by the Company on or prior to November 13, 1997. Such proposals should be directed to the Secretary of the Company, 701 Fifth Avenue, Des Moines, Iowa 50391-2003.

     The Company will provide without charge to each stockholder, upon a written request, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Such requests should be directed to ALLIED Life Financial Corporation, Stockholder Services Department, 701 Fifth Avenue, Des Moines, Iowa 50391-2003.

                    APPENDIX TO PROXY STATEMENT
                            PROXY CARD

PROXY                   ALLIED LIFE FINANCIAL CORPORATION        PROXY

     Annual Meeting of Stockholders, May 13, 1997-- 9:30 a.m., Central Time

          This Proxy is Solicited on Behalf of the Board of Directors

The undesigned hereby appoints John E.Evans, Samuel J. Wells, and George T. Oleson, and any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote all of the shares, as designated on the reverse side of this card, of Common Stock of ALLIED Life Financial Corporation held of record by the undersigned on March 4, 1997 at the Annual Meeting of Stockholders to be held on May 13, 1997 or at any adjournment thereof.

This is a revocable proxy that when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all directors listed in Item 1 and in the discretion of the Proxies as to Item 2.

          PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE

                    (Continued and to be signed on reverse side.)


                    ALLIED Life Financial Coporation
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

THE BOARD OF DIRECTORS RECEMMENDS A VOTE "FOR" PROPOSAL 1.

                                                       FOR       WITHHOLD       FOR ALL those whose name(s)appear below
                                                       ALL         ALL
1. Election of Directors for three-year term--         [ ]         [ ]          [ ]____________________________________
   Nominees: Harold S.Evans, George D. Milligan.


2. The Proxies, in their descretion, are authorized         The undesigned acknowledges receipt from the Company prior to the
   to vote upon such other business as may properly         execution of this proxy of a Notice of Annual Meeting and a Proxy
   come before the meeting.                                 Statement dated March 14, 1997.

                                                                                                      Dated: __________, 1997
                                                             Signature(s)____________________________________________________
                                                             ________________________________________________________________
                                                                 Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicated official position or representative capacity.